EXHIBIT 99.1

Joint Filing Agreement

By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the Common Stock of Harbinger Group Inc. is being filed on behalf of each of us.

Date: February 15, 2014

CF TURUL LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FORTRESS CREDIT OPPORTUNITIES ADVISORS LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FORTRESS CREDIT OPPORTUNITIES MA ADVISORS LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FORTRESS CREDIT OPPORTUNITIES MA II ADVISORS LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

fco ma lss advisors llc

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

fortress credit Opportunities ma maple leaf advisors llc

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

fortress global Opportunities (yen) advisors llc

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

drawbridge special Opportunities advisors llc

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

fortress special Opportunities advisors llc

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FIG LLC

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FORTRESS OPERATING ENTITY I LP

By:	FIG Corp., as General Partner

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FIG CORP.

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FORTRESS INVESTMENT GROUP LLC

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

/s/ Peter L. Briger, Jr.
Peter L. Briger, Jr.

/s/ Constantine M. Dakolias
Constantine M. Dakolias